UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2016

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 12, 2016, Take-Two Interactive Software, Inc. (the “Company”) and DOLP 1133 Properties II LLC (the “Landlord”), entered into a Lease (the “Lease”) for a premises with entrances at 1133 Avenue of the Americas and 110 West 44th Street, New York, New York 10036 (the “Premises”). The Company expects that the Premises will be ready for occupancy by late 2017.  The Company also intends to continue to lease and use the premises located at 622 Broadway, New York, New York after the move to the Premises is completed.

The Lease has an approximately 16-year term that commenced on December 12, 2016, the execution date of the Lease (the “Commencement Date”). The Company expects to occupy approximately 61,383 square feet in the Premises, consisting of 56,872 rentable square feet on the 2nd and 3rd floors for office space, 1,825 rentable square feet for a private entrance premises on 44th street, and 2,686 rentable square feet for a ground floor amenity space.  The rent commencement date will be on the final day of the of the twelve-month period after the Commencement Date, and the aggregate annual lease rate will commence at approximately $4.4 million in the first year after the rent commencement date and is subject to increases specified in the Lease, with an aggregate annual lease rate equal to approximately $5.1 million in the final year of the Lease. Aggregate committed rent for the initial term is approximately $71.9 million. These rental amounts are exclusive of the Company’s obligation to pay its proportionate share of taxes and operating expenses for the Premises.  The Landlord has also agreed to provide the Company with a work allowance to be applied solely to the hard costs and soft costs of certain initial alterations to be performed by or on behalf of the Company to the Premises to prepare the same for the Company’s occupancy.

Pursuant to the Lease, (i) the Company has an option to extend the Lease for an additional ten-year term and (ii) the Landlord has granted the Company an option during the term of the Lease to lease certain additional office space in the same building if such space becomes available during the term the of the Lease.

The Lease contains customary default provisions, representations, warranties and covenants.

The foregoing description of the Lease is a summary only and is qualified in its entirety by reference to the text of the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

	By:	/s/ Matthew Breitman
Matthew Breitman
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Date: December 16, 2016